Exhibit 5.2

                , 2015

Patriot National, Inc.

401 East Las Olas Boulevard, Suite 1650

Fort Lauderdale, Florida 33301

Ladies and Gentlemen:

I am the Executive Vice President, General Counsel, Chief Legal Officer and Secretary of Patriot National, Inc., a Delaware corporation (the “Company”). In such capacity, I have acted as counsel for the Company in connection with the Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to (1) the issuance and sale by the Company of an aggregate of             shares of Common Stock and (2) the offer and sale by certain selling stockholders of                 shares of Common Stock, par value $0.001 per share (together with any additional shares of such stock that may be registered by such selling stockholders pursuant to Rule 462(b) (as prescribed by the Commission pursuant to the Act) in connection with the offering described in the Registration Statement, the “Stockholder Shares”).

I and/or other lawyers under my supervision have examined the Registration Statement. I also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as I have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, I have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

In rendering the opinion set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to

Patriot National, Inc.	2	, 2015

me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that the Stockholder Shares are, or upon payment and delivery in accordance with the applicable warrant agreements in respect of such Stockholder Shares will be, validly issued, fully paid and nonassessable.

I do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

I hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the use of my name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

Christopher A. Pesch Executive Vice President, General Counsel, Chief Legal Officer and Secretary